Exhibit Number
99.1

Investor Contact:	Kevin Hammons
President and
Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES FOURTH QUARTER

AND YEAR ENDED DECEMBER 31, 2024 RESULTS

FRANKLIN, Tenn. (February 18, 2025) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three months and year ended December 31, 2024.

The following highlights the financial and operating results for the three months ended December 31, 2024.

•
Net operating revenues totaled $3.265 billion.
•
Net loss attributable to Community Health Systems, Inc. stockholders was $(70) million, or $(0.53) per share (diluted), compared to net income of $46 million, or $0.35 per share (diluted), for the same period in 2023. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. stockholders was $(0.42) per share (diluted), compared to $(0.41) per share (diluted) for the same period in 2023.
•
Adjusted EBITDA was $428 million.
•
Net cash provided by operating activities was $216 million for the three months ended December 31, 2024, compared to $90 million for the same period in 2023.
•
On a same-store basis, admissions increased 3.4 percent and adjusted admissions increased 3.1 percent, compared to the same period in 2023.

Commenting on the results, Tim L. Hingtgen, chief executive officer of Community Health Systems, Inc., said, “We continue to make meaningful progress in key strategic areas, and we were especially pleased with demand for our services and strong same-store volume growth. As we look forward to 2025, we remain confident in our portfolio, optimistic about our future opportunities, and grateful to our clinicians and support teams who consistently deliver high-quality care for their patients.”

Three Months Ended December 31, 2024

Net operating revenues for the three months ended December 31, 2024, totaled $3.265 billion, a 2.6 percent increase compared to $3.181 billion for the same period in 2023. On a same-store basis, net operating revenues increased 6.5 percent for the three months ended December 31, 2024, compared to the same period in 2023. Net operating revenues for the three months ended December 31, 2024, reflect a 5.6 percent decrease in admissions and a 5.7 percent decrease in adjusted admissions, compared to the same period in 2023. On a same-store basis, admissions increased 3.4 percent and adjusted admissions increased 3.1 percent for the three months ended December 31, 2024, compared to the same period in 2023.

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CYH Announces Fourth Quarter 2024 Results

February 18, 2025

Net loss attributable to Community Health Systems, Inc. stockholders was $(70) million, or $(0.53) per share (diluted), for the three months ended December 31, 2024, compared to net income of $46 million, or $0.35 per share (diluted), for the same period in 2023. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. stockholders was $(0.42) per share (diluted) for the three months ended December 31, 2024, compared to $(0.41) per share (diluted) for the same period in 2023.

Adjusted EBITDA for the three months ended December 31, 2024, was $428 million compared to $386 million for the same period in 2023.

The amount of net loss attributable to Community Health Systems, Inc. stockholders for the three months ended December 31, 2024, compared to the amount of net income for the same period in 2023, is primarily attributable to period-over-period changes in impairment and (gain) loss on the sale of businesses and gain from early extinguishment of debt, partially offset by the factors that contributed to the increase in Adjusted EBITDA. The increase in Adjusted EBITDA for the three months ended December 31, 2024, compared to the same period in 2023, was driven by higher same-store volumes, increased reimbursement rates, favorable changes in payor mix, a higher net benefit from supplemental reimbursement programs and reduced expense for contract labor, partially offset by declines in acuity and non-patient revenue, increased patient claim denials and increased costs for outsourced medical specialists.

Year Ended December 31, 2024

Net operating revenues for the year ended December 31, 2024, totaled $12.634 billion, a 1.2 percent increase compared to $12.490 billion for the same period in 2023. On a same-store basis, net operating revenues increased 5.5 percent for the year ended December 31, 2024, compared to the same period in 2023. Net operating revenues for the year ended December 31, 2024, reflect a 3.2 percent decrease in admissions and a 3.4 percent decrease in adjusted admissions, compared to the same period in 2023. On a same-store basis, admissions increased 3.2 percent and adjusted admissions increased 2.7 percent for the year ended December 31, 2024, compared to the same period in 2023.

Net loss attributable to Community Health Systems, Inc. stockholders was $(516) million, or $(3.90) per share (diluted), for the year ended December 31, 2024, compared to $(133) million, or $(1.02) per share (diluted), for the same period in 2023. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. stockholders was $(1.03) per share (diluted) for the year ended December 31, 2024, compared to $(1.39) per share (diluted) for the same period in 2023.

Adjusted EBITDA for the year ended December 31, 2024, was $1.540 billion compared to $1.453 billion for the same period in 2023.

The increase in net loss attributable to Community Health Systems, Inc. stockholders for the year ended December 31, 2024, compared to the same period in 2023, is primarily attributable to period-over-period changes in impairment and (gain) loss on the sale of businesses as well as gain from early extinguishment of debt and a change in estimate to increase the professional liability claims accrual incurred during the year ended December 31, 2024, partially offset by a decrease in the provision for income taxes and the factors that contributed to the increase in Adjusted EBITDA. The increase in Adjusted EBITDA for the year ended December 31, 2024, compared to the same period in 2023, was driven by higher same-store volumes, increased reimbursement rates, favorable changes in payor mix, a higher net benefit from supplemental reimbursement programs, reduced expense for contract labor and reductions in supplies expense, partially offset by lower acuity, increased patient claim denials and increased costs for outsourced medical specialists.

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CYH Announces Fourth Quarter 2024 Results

February 18, 2025

Other

During 2024, the Company completed two hospital divestitures, one of which was completed on August 1, 2024, and one of which was completed on October 1, 2024. In addition, during 2025 through the date of this press release, the Company divested its 50% interest in a hospital which was completed on February 1, 2025.

Financial and statistical data presented in this press release includes the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closure. Same-store operating results and statistical information include operating results of businesses operated in the comparable current year and prior year periods and exclude businesses divested in 2024 and 2023.

Information About Non-GAAP Financial Measures

This press release presents Adjusted EBITDA, a non-GAAP financial measure, which is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense related to the Business Transformation Costs (as defined in footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below), expense related to government and other legal matters and related costs, expense related to employee termination benefits and other restructuring charges, the impact of a change in estimate to increase the professional liability claims accrual recorded during the fourth quarter of 2022 with respect to claims incurred in prior years related to divested locations as well as a change in estimate to increase such accrual recorded during the third quarter of 2024, and the gain on sale by HealthTrust Purchasing Group, L.P. (“HealthTrust”) of a majority interest in CoreTrust Holdings, LLC (“CoreTrust”) completed during the fourth quarter of 2022. For information regarding why the Company believes Adjusted EBITDA provides useful information to investors, and for a reconciliation of Adjusted EBITDA to net (loss) income attributable to Community Health Systems, Inc. stockholders, see footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Additionally, this press release presents adjusted net loss attributable to Community Health Systems, Inc. stockholders per share (diluted), a non-GAAP financial measure, to reflect the impact on net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted) from the selected items used in the calculation of Adjusted EBITDA. For information regarding why the Company believes this non-GAAP financial measure provides useful information to investors, and for a reconciliation of this non-GAAP financial measure to net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted), see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

The non-GAAP financial measures set forth above are not measurements of financial performance under U.S. GAAP, and should not be considered in isolation or as a substitute for any financial measure calculated in accordance with U.S. GAAP. Additionally, the calculation of these non-GAAP financial measures may not be comparable to similarly titled measures disclosed by other companies.

Included on pages 16, 17, 18, 19 and 20 of this press release are tables setting forth the Company’s 2025 annual earnings guidance. The 2025 guidance is based on the Company’s historical operating performance, current trends and other assumptions the Company believes are reasonable at this time as more specifically discussed below.

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CYH Announces Fourth Quarter 2024 Results

February 18, 2025

About Community Health Systems, Inc.

Community Health Systems, Inc. is one of the nation’s largest healthcare companies. The Company’s affiliates are leading providers of healthcare services, developing and operating healthcare delivery systems in 38 distinct markets across 15 states. As of February 18, 2025, the Company’s subsidiaries own or lease 75 affiliated hospitals with more than 11,000 beds and operate more than 1,000 sites of care, including physician practices, urgent care centers, freestanding emergency departments, occupational medicine clinics, imaging centers, cancer centers and ambulatory surgery centers.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Wednesday, February 19, 2025 at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the fourth quarter and year ended December 31, 2024. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Presentations and Webcasts link of the Company’s Investor Relations website at www.chs.net/investor-relations. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces Fourth Quarter 2024 Results

February 18, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

Net operating revenues	$3,265	$3,181	$12,634	$12,490
Net (loss) income (f)	(28)	85	(362)	16
Net (loss) income attributable to Community Health Systems, Inc. stockholders	(70)	46	(516)	(133)
Adjusted EBITDA (c)	428	386	1,540	1,453
Net cash provided by operating activities	216	90	480	210

(Loss) earnings per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$(0.53)	$0.35	$(3.90)	$(1.02)
Diluted (e), (f)	(0.53)	0.35	(3.90)	(1.02)

Weighted-average number of shares outstanding (d):
Basic	132	131	132	130
Diluted	132	132	132	130

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter 2024 Results

February 18, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of (Loss) Income (a)(b)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2024		2023
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$3,265	100.0%	$3,181	100.0%
Operating expenses:
Salaries and benefits	1,363	41.8%	1,374	43.2%
Supplies	507	15.5%	509	16.0%
Other operating expenses	905	27.7%	849	26.7%
Lease cost and rent	75	2.3%	79	2.5%
Depreciation and amortization	129	4.0%	121	3.8%
Impairment and (gain) loss on sale of businesses, net (f)	7	0.2%	(78)	(2.5)%
Total operating expenses	2,986	91.5%	2,854	89.7%
Income from operations (f)	279	8.5%	327	10.3%
Interest expense, net	218	6.6%	209	6.6%
Gain from early extinguishment of debt	-	-%	(72)	(2.3)%
Equity in earnings of unconsolidated affiliates	(3)	(0.1)%	(3)	(0.1)%
Income before income taxes	64	2.0%	193	6.1%
Provision for income taxes	92	2.9%	108	3.4%
Net (loss) income (f)	(28)	(0.9)%	85	2.7%
Less: Net income attributable to noncontrolling interests	42	1.2%	39	1.3%
Net (loss) income attributable to Community Health Systems, Inc. stockholders	$(70)	(2.1)%	$46	1.4%
(Loss) earnings per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$(0.53)		$0.35
Diluted (e), (f)	$(0.53)		$0.35
Weighted-average number of shares outstanding (d):
Basic	132		131
Diluted	132		132

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter 2024 Results

February 18, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Loss (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Year Ended December 31,
	2024		2023
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$12,634	100.0%	$12,490	100.0%
Operating expenses:
Salaries and benefits	5,418	42.9%	5,415	43.4%
Supplies	1,946	15.4%	1,993	16.0%
Other operating expenses	3,642	28.8%	3,388	27.0%
Lease cost and rent	299	2.4%	319	2.6%
Depreciation and amortization	486	3.8%	505	4.0%
Impairment and (gain) loss on sale of businesses, net (f)	301	2.4%	(87)	(0.7)%
Total operating expenses	12,092	95.7%	11,533	92.3%
Income from operations (f)	542	4.3%	957	7.7%
Interest expense, net	860	6.8%	830	6.7%
Gain from early extinguishment of debt	(25)	(0.2)%	(72)	(0.6)%
Equity in earnings of unconsolidated affiliates	(10)	(0.1)%	(8)	(0.1)%
(Loss) income before income taxes	(283)	(2.2)%	207	1.7%
Provision for income taxes	79	0.7%	191	1.6%
Net (loss) income (f)	(362)	(2.9)%	16	0.1%
Less: Net income attributable to noncontrolling interests	154	1.2%	149	1.2%
Net loss attributable to Community Health Systems, Inc. stockholders	$(516)	(4.1)%	$(133)	(1.1)%
Loss per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$(3.90)		$(1.02)
Diluted (e), (f)	$(3.90)		$(1.02)
Weighted-average number of shares outstanding (d):
Basic	132		130
Diluted	132		130

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter 2024 Results

February 18, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive (Loss) Income

(In millions)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net (loss) income	$(28)	$85	$(362)	$16
Other comprehensive (loss) income, net of income taxes:
Net change in fair value of available-for-sale debt securities, net of tax	(4)	7	-	6
Amortization and recognition of unrecognized pension cost components, net of tax	3	1	4	1
Other comprehensive (loss) income	(1)	8	4	7
Comprehensive (loss) income	(29)	93	(358)	23
Less: Comprehensive income attributable to noncontrolling interests	42	39	154	149
Comprehensive (loss) income attributable to Community Health Systems, Inc. stockholders	$(71)	$54	$(512)	$(126)

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter 2024 Results

February 18, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (a)
(Dollars in millions)
(Unaudited)

	Three Months Ended December 31,
	Consolidated			Same-Store
	2024	2023	% Change	2024	2023	% Change
Number of hospitals (at end of period) (h)	76	78		75	75
Licensed beds (at end of period)	11,403	11,902		11,195	10,899
Beds in service (at end of period)	9,641	10,234		9,641	9,727
Admissions	104,644	110,874	-5.6%	104,644	101,223	3.4%
Adjusted admissions	238,581	252,875	-5.7%	238,517	231,305	3.1%
Patient days	448,101	503,631		448,103	453,550
Average length of stay (days)	4.3	4.5		4.3	4.5
Occupancy rate (average beds in service)	50.5%	53.5%		50.5%	50.7%
Net operating revenues	$3,265	$3,181	2.6%	$3,231	$3,033	6.5%
Net inpatient revenues as a % of net operating revenues	48.3%	46.0%		48.1%	45.3%
Net outpatient revenues as a % of net operating revenues	51.7%	54.0%		51.9%	54.7%
Income from operations (f)	$279	$327	-14.7%
Income from operations as a % of net operating revenues	8.5%	10.3%
Depreciation and amortization	$129	$121
Net (loss) income attributable to Community Health Systems, Inc. stockholders	$(70)	$46	-252.2%
Net (loss) income attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-2.1%	1.4%
Adjusted EBITDA (c)	$428	$386	10.9%
Adjusted EBITDA as a % of net operating revenues	13.1%	12.1%
Net cash provided by operating activities	$216	$90	140.0%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter 2024 Results

February 18, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Year Ended December 31,
	Consolidated			Same-Store
	2024	2023	% Change	2024	2023	% Change
Number of hospitals (at end of period) (h)	76	78		75	75
Licensed beds (at end of period)	11,403	11,902		11,195	10,899
Beds in service (at end of period)	9,641	10,234		9,641	9,727
Admissions	422,040	435,913	-3.2%	412,226	399,383	3.2%
Adjusted admissions	958,531	992,552	-3.4%	937,404	912,530	2.7%
Patient days	1,853,387	1,957,536		1,802,121	1,788,074
Average length of stay (days)	4.4	4.5		4.4	4.5
Occupancy rate (average beds in service)	52.5%	52.4%		51.1%	50.4%
Net operating revenues	$12,634	$12,490	1.2%	$12,426	$11,773	5.5%
Net inpatient revenues as a % of net operating revenues	47.8%	46.6%		47.6%	46.2%
Net outpatient revenues as a % of net operating revenues	52.2%	53.4%		52.4%	53.8%
Income from operations (f)	$542	$957	-43.4%
Income from operations as a % of net operating revenues	4.3%	7.7%
Depreciation and amortization	$486	$505
Net loss attributable to Community Health Systems, Inc. stockholders	$(516)	$(133)	-288.0%
Net loss attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-4.1%	-1.1%
Adjusted EBITDA (c)	$1,540	$1,453	6.0%
Adjusted EBITDA as a % of net operating revenues	12.2%	11.6%
Net cash provided by operating activities	$480	$210	128.6%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter 2024 Results

February 18, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$37	$38
Patient accounts receivable	2,286	2,231
Supplies	331	328
Prepaid income taxes	53	76
Prepaid expenses and taxes	236	260
Other current assets	358	275
Total current assets	3,301	3,208
Property and equipment:
Land and improvements	427	474
Buildings and improvements	5,658	5,951
Equipment and fixtures	3,075	3,086
Property and equipment	9,160	9,511
Less accumulated depreciation and amortization	(4,384)	(4,304)
Property and equipment, net	4,776	5,207
Goodwill	3,789	3,958
Deferred income taxes	13	29
Other assets, net of accumulated amortization of $1,501 and $1,518 at December 31, 2024 and 2023, respectively	2,175	2,053
Total assets	$14,054	$14,455

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$20	$21
Current operating lease liabilities	115	124
Accounts payable	913	912
Accrued liabilities:
Employee compensation	596	571
Accrued interest	222	160
Other	479	354
Total current liabilities	2,345	2,142
Long-term debt (g)	11,432	11,466
Deferred income taxes	231	369
Long-term operating lease liabilities	535	563
Other long-term liabilities	828	739
Total liabilities	15,371	15,279
Redeemable noncontrolling interests in equity of consolidated subsidiaries	359	323
STOCKHOLDERS’ DEFICIT
Community Health Systems, Inc. stockholders’ deficit:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	-	-
Common stock, $.01 par value per share, 300,000,000 shares authorized; 138,919,641 shares issued and outstanding at December 31, 2024, and 136,774,911 shares issued and outstanding at December 31, 2023	1	1
Additional paid-in capital	2,175	2,185
Accumulated other comprehensive loss	(10)	(14)
Accumulated deficit	(4,080)	(3,564)
Total Community Health Systems, Inc. stockholders’ deficit	(1,914)	(1,392)
Noncontrolling interests in equity of consolidated subsidiaries	238	245
Total stockholders’ deficit	(1,676)	(1,147)
Total liabilities and stockholders’ deficit	$14,054	$14,455

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter 2024 Results

February 18, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net (loss) income	$(362)	$16
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	486	505
Deferred income taxes	(116)	35
Stock-based compensation expense	17	22
Impairment and (gain) loss on sale of businesses, net (f)	301	(87)
Gain from early extinguishment of debt	(25)	(72)
Other non-cash expenses, net	188	181
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(66)	(193)
Supplies, prepaid expenses and other current assets	(75)	(82)
Accounts payable, accrued liabilities and income taxes	137	(50)
Other	(5)	(65)
Net cash provided by operating activities	480	210

Cash flows from investing activities
Acquisitions of facilities and other related businesses	(25)	(38)
Purchases of property and equipment	(360)	(467)
Proceeds from disposition of hospitals and other ancillary operations	174	432
Proceeds from sale of property and equipment	5	28
Purchases of available-for-sale debt securities and equity securities	(81)	(137)
Proceeds from sales of available-for-sale debt securities and equity securities	80	232
Purchases of investments in unconsolidated affiliates	(9)	(11)
Increase in other investments	(59)	(65)
Net cash used in investing activities	(275)	(26)

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(1)	(4)
Deferred financing costs and other debt-related costs	(9)	(3)
Proceeds from noncontrolling investors in joint ventures	1	5
Redemption of noncontrolling investments in joint ventures	(3)	(1)
Distributions to noncontrolling investors in joint ventures	(155)	(141)
Other borrowings	25	39
Issuance of long-term debt	1,236	989
Proceeds from ABL Facility	3,763	3,176
Repayments of long-term indebtedness	(5,063)	(4,324)
Net cash used in financing activities	(206)	(264)

Net change in cash and cash equivalents	(1)	(80)
Cash and cash equivalents at beginning of period	38	118
Cash and cash equivalents at end of period	$37	$38

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter 2024 Results

February 18, 2025

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)
Both financial and statistical results include the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closing. Same-store operating results and statistical information include operating results of businesses operated in the comparable current year and prior year periods and exclude businesses divested in 2024 and 2023. There were no discontinued operations reported for the periods presented.
(b)
The following table provides information needed to calculate net (loss) income attributable to Community Health Systems, Inc. stockholders, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net (loss) income attributable to Community Health Systems, Inc. stockholders:
Net (loss) income	$(28)	$85	$(362)	$16
Less: Income attributable to noncontrolling interests, net of taxes	42	39	154	149
Net (loss) income attributable to Community Health Systems, Inc. stockholders — basic and diluted	$(70)	$46	$(516)	$(133)

(c)
EBITDA is a non-GAAP financial measure which consists of net (loss) income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense from third-party consulting costs associated with significant process and systems redesign across multiple functions (the “Business Transformation Costs”) as part of the Company’s previously disclosed multi-year initiative to modernize and consolidate technology platforms and associated processes, expense related to government and other legal matters and related costs, expense related to employee termination benefits and other restructuring charges, the impact of a change in estimate to increase the professional liability claims accrual recorded during the fourth quarter of 2022 with respect to claims incurred in prior years related to divested locations as well as a change in estimate to increase such accrual recorded during the third quarter of 2024, and the gain on sale by HealthTrust of a majority interest in CoreTrust completed during the fourth quarter of 2022. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary metrics used in connection with determining short-term cash incentive compensation and the achievement of vesting criteria with respect to performance-based equity awards. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods.

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CYH Announces Fourth Quarter 2024 Results

February 18, 2025

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s asset-based loan facility (the “ABL Facility”) and the Company’s existing note indentures, which is a key component in the determination of the Company’s compliance with certain covenants under the ABL Facility and such note indentures (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the ABL Facility (although Adjusted EBITDA does not include all of the adjustments described in the ABL Facility). Adjusted EBITDA includes the Adjusted EBITDA attributable to hospitals that were divested during the course of such year, but in each case solely to the extent relating to the period prior to the consummation of the applicable divestiture.

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures disclosed by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net (loss) income attributable to Community Health Systems, Inc. stockholders from our condensed consolidated financial statements (in millions):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net (loss) income attributable to Community Health
Systems, Inc. stockholders	$(70)	$46	$(516)	$(133)
Adjustments:
Provision for income taxes	92	108	79	191
Depreciation and amortization	129	121	486	505
Net income attributable to noncontrolling interests	42	39	154	149
Interest expense, net	218	209	860	830
Gain from early extinguishment of debt	-	(72)	(25)	(72)
Impairment and (gain) loss on sale of businesses, net	7	(78)	301	(87)
Expense from government and other legal matters and related costs	-	3	-	36
Expense from business transformation costs	10	9	52	22
Expense related to employee termination benefits and other restructuring charges	-	1	-	12
Change in estimate for professional claims liability	-	-	149	-
Adjusted EBITDA	$428	$386	$1,540	$1,453

(d)
The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Weighted-average number of shares outstanding - basic	132	131	132	130
Add effect of dilutive securities:
Stock awards and options	-	1	-	-
Weighted-average number of shares outstanding - diluted	132	132	132	130

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CYH Announces Fourth Quarter 2024 Results

February 18, 2025

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

The Company generated a net loss attributable to Community Health Systems, Inc. stockholders for the three months ended December 31, 2024 and the years ended December 31, 2024 and 2023, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company had generated net income, the effect of stock awards and options on the diluted shares calculation would have been an increase of 2,141,387 shares during the three months ended December 31, 2024, and an increase of 1,333,424 shares and 422,487 shares during the years ended December 31, 2024 and 2023, respectively.

(e)
The following supplemental table reconciles net (loss) income attributable to Community Health Systems, Inc. stockholders, as reported, on a per share (diluted) basis, to net loss attributable to Community Health Systems, Inc. stockholders per share (diluted) with the adjustments described herein (total per share amounts may not add due to rounding). The Company believes that the presentation of non-GAAP adjusted net loss attributable to Community Health Systems, Inc. stockholders per share (diluted) presents useful information to investors by highlighting the impact on net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted) of selected items used in calculating Adjusted EBITDA which may not reflect the Company’s underlying operating performance and assisting in comparing the Company’s results of operations between periods.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net (loss) income per share (diluted), as reported	$(0.53)	$0.35	$(3.90)	$(1.02)
Adjustments:
Gain from early extinguishment of debt	-	(0.47)	(0.20)	(0.47)
Impairment and (gain) loss on sale of businesses, net	0.05	(0.37)	1.89	(0.33)
Expense from government and other legal matters and related costs	-	0.02	-	0.22
Expense from business transformation costs	0.06	0.05	0.31	0.13
Expense related to employee termination benefits and other restructuring charges	-	-	-	0.07
Change in estimate for professional claims liability	-	-	0.88	-
Net loss per share (diluted), excluding adjustments	$(0.42)	$(0.41)	$(1.03)	$(1.39)

(f)
Both income from operations and net (loss) income included a net non-cash impairment expense of $7 million and income of $78 million for the three months ended December 31, 2024 and 2023, respectively, and a net non-cash impairment expense of $301 million and income of $87 million for the years ended December 31, 2024 and 2023, respectively. The impairment expense for 2024 was primarily from impairment expense to reduce the carrying value of several assets that were idled, disposed of or held-for-sale and partially offset by gains on the sale of certain businesses during the period. The income for 2023 was primarily from gains and losses on the sale of certain businesses during the period and impairment charges to reduce the value of certain long-lived assets at businesses the Company identified for sale. These gains, losses and impairment charges do not have an impact on the calculation of the Company’s financial covenants under the ABL Facility.
(g)
The maximum aggregate principal amount under the ABL Facility is $1.0 billion, subject to borrowing base capacity. At December 31, 2024, the Company had outstanding borrowings of $341 million and approximately $491 million of additional borrowing capacity (after taking into consideration $66 million of outstanding letters of credit) under the ABL Facility.
(h)
Effective December 31, 2024, the number of hospitals reflected in the chart above was updated to separately distinguish facilities providing inpatient, acute-care services other than on the primary hospital campus. The number of hospitals presented for the prior-year comparative periods has been updated to conform with the aforementioned change.

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CYH Announces Fourth Quarter 2024 Results

February 18, 2025

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2025. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. This 2025 guidance should be considered in conjunction with the assumptions included herein. See pages 18, 19 and 20 for a list of factors that could affect the future results of the Company or the healthcare industry generally. The following is provided as guidance to analysts and investors:

	2025 Projection Range
Net operating revenues (in millions)	$12,200	to	$12,600
Adjusted EBITDA (in millions)	$1,450	to	$1,600
Net loss per share - diluted	$(0.55)	to	$0.00
Weighted-average diluted shares (in millions)	134	to	134

The following assumptions were used in developing the 2025 guidance provided above:

•
The Company’s projections include the effect on net operating revenues and Adjusted EBITDA of completing divestitures for which definitive agreements have been executed and exclude the following:

•
The impact of any future divestitures for which definitive agreement(s) have not yet been executed;
•
Effect of debt refinancing activities, including gains and losses from early extinguishment of debt;
•
Impairment of goodwill and long-lived assets;
•
Gains or losses and the associated tax impacts resulting from the sales of businesses;
•
Effects of certain state Medicaid supplemental reimbursement programs that are pending approval by CMS;
•
Employee termination benefits and restructuring costs;
•
Resolution of government investigations or other significant legal settlements;
•
Costs incurred in connection with divestitures;
•
Expense for third-party consulting costs associated with significant process and systems redesign across multiple functions as part of the Company’s previously disclosed business transformation initiative; and
•
Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

Other assumptions used in the above guidance:

•
Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 3.5% for 2025. Additionally, this is a fixed cost and the percentages may vary based on changes in net operating revenues. Such amounts exclude the possible impact of any future hospital fixed asset impairments.

•
Interest expense is estimated to be between $840 million and $860 million while cash paid for interest, which excludes the amortization of deferred financing costs, is expected to be $800 million to $810 million. Total fixed rate debt is expected to average approximately 97% of total debt during 2025.

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CYH Announces Fourth Quarter 2024 Results

February 18, 2025

•
Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 1.2% to 1.3% for 2025.

•
Expressed as a percentage of net operating revenues, provision for income taxes of approximately 1.0% to 1.1% for 2025.

A reconciliation of the Company’s projected 2025 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the Company’s projected net loss attributable to Community Health Systems, Inc. stockholders, the most directly comparable GAAP financial measure, is shown below (in millions):

	Year Ending
	December 31, 2025
	Low	High
Net loss attributable to Community Health Systems, Inc.
stockholders (1)	$(74)	$-
Adjustments:
Depreciation and amortization	425	445
Interest expense, net	840	860
Provision for income taxes	119	140
Net income attributable to noncontrolling interests	140	155
Adjusted EBITDA (1)	$1,450	$1,600

(1) The Company does not include in this reconciliation the impact of certain items not included in the Company’s forecast set forth above that would be included in a reconciliation of historical net loss attributable to Community Health Systems, Inc. stockholders to Adjusted EBITDA such as, but not limited to, losses (gains) from early extinguishment of debt, impairment and (gain) loss on sale of businesses and expense from government and other legal matters and related costs, in light of the fact that such items are not determinable, and/or the inherent difficulty in quantifying such projected amounts, on a forward-looking basis.

•
Capital expenditures are projected as follows (in millions):

2025
Guidance
Total	$350	to	$400

•
Net cash provided by operating activities, including estimated cash payments for income taxes of $150 million to $200 million, are projected as follows (in millions):

2025
Guidance
Total	$600	to	$700

•
Diluted weighted-average shares outstanding are projected to be approximately 134 million for 2025.

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CYH Announces Fourth Quarter 2024 Results

February 18, 2025

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•
general economic and business conditions, both nationally and in the regions in which we operate, including the impact in recent periods of challenging macroeconomic conditions and inflationary pressures, the current high interest rate environment, and current geopolitical instability, as well as the potential impact on us of political, financial, credit and capital conditions;
•
the impact of current and future healthcare public policy developments and possible changes to federal, state or local laws, regulations and policies affecting the healthcare industry, including changes affecting the structure of or funding for the Medicare and Medicaid programs;
•
changes by the federal and state governments to state Medicaid programs, including the extent and nature of structural and funding changes and manner in which any such changes are implemented, and other developments that affect the administration of health insurance exchanges or alter or reduce the provision of, or payment for, healthcare to state residents through legislation, regulation or otherwise;
•
changes related to health insurance enrollment, including those affecting the beneficiary enrollment process and the stability of health insurance exchanges, and the expiration of the temporarily enhanced subsidies available for individuals to purchase coverage through Affordable Care Act marketplaces;
•
risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness, and our ability to remain in compliance with debt covenants;
•
demographic changes;
•
changes in, or the failure to comply with, federal, state or local laws or governmental regulations affecting our business;
•
judicial developments impacting the Company or the healthcare industry, including the potential impact of the recent decisions of the U.S. Supreme Court regarding the actions of federal agencies;
•
potential adverse impact of known and unknown legal, regulatory and governmental proceedings and other loss contingencies, including governmental investigations and audits, and federal and state false claims act litigation;

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CYH Announces Fourth Quarter 2024 Results

February 18, 2025

•
our ability to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;
•
changes in, or the failure to comply with, contract terms with payors and changes in reimbursement policies, methodologies or rates paid by federal or state healthcare programs or commercial payors;
•
security breaches, cyber-attacks, loss of data, other cybersecurity threats or incidents, including those experienced with respect to our information systems or the information systems of third parties with whom we conduct business, and any actual or perceived failures to comply with legal requirements governing the privacy and security of health information or other regulated, sensitive or confidential information, or legal requirements regarding data privacy or data protection;
•
the development, adoption and use of emerging technologies, including artificial intelligence and machine learning;
•
any potential impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;
•
the effects related to the sequestration spending reductions pursuant to the Budget Control Act of 2011 and the potential for future deficit reduction legislation;
•
increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;
•
the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing and increased reimbursement denials by insurers;
•
the impact of competitive labor market conditions, including in connection with our ability to hire and retain qualified nurses, physicians, other medical personnel and key management, and increased labor expenses arising from inflation and/or competition for such positions;
•
the inability of third parties with whom we contract to provide hospital-based physicians and the effectiveness of our efforts to mitigate such non-performance including through acquisitions of outsourced medical specialist businesses, engagement with new or replacement providers, employment of physicians and re-negotiation or assumption of existing contracts;
•
any failure to obtain medical supplies or pharmaceuticals at favorable prices;
•
liabilities and other claims asserted against us, including self-insured professional liability claims;
•
competition;
•
trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals or via telehealth;
•
changes in medical or other technology;

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CYH Announces Fourth Quarter 2024 Results

February 18, 2025

•
any failure of key business functions, including our ability to realize the intended benefits of a new core enterprise resource planning system and the redesigned and consolidated processes which are supported by such system;
•
changes in U.S. GAAP;
•
the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;
•
our ability to successfully make acquisitions or complete divestitures, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;
•
the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;
•
our ability to successfully integrate any acquired hospitals and/or outpatient facilities, or to realize expected benefits from acquisitions such as increased growth in patient service revenues;
•
the impact of severe weather conditions and climate change, as well as the timing and amount of insurance recoveries in relation to severe weather events;
•
our ability to obtain adequate levels of insurance, including general liability, professional liability, cyber liability and directors’ and officers’ liability insurance;
•
timeliness of reimbursement payments received under government programs;
•
effects related to pandemics, epidemics, outbreaks of infectious diseases or other public health crises;
•
any failure to comply with our obligations under license or technology agreements;
•
challenging economic conditions in non-urban communities in which we operate;
•
the concentration of our revenue in a small number of states;
•
our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;
•
any changes in or interpretations of income tax laws and regulations; and
•
the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2024 and other public filings with the SEC.

The consolidated operating results for the three months and year ended December 31, 2024, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2025 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements (including such guidance), or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-